UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2006

Commission File Number: 333 - 118398

SOUND REVOLUTION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(state or other jurisdiction of incorporation or organization)

1511 West 40th Avenue, Vancouver, British Columbia, Canada V6M 1V7
(Address of principal executive offices)

(604) 780-3914
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 21, 2006, Sound Revolution Inc. (“Sound Revolution”), entered into a Wholesale Digital Download and Master Tone Agreement (the “Agreement”) with CD Baby, Inc.. (“CD Baby”) to obtain the rights to sell over 1,000,000 songs and ring tones.

The initial term of the Agreement is for one year. Thereafter, the term shall extend from year to year unless one party gives the other party notice of termination no later than 30 days prior to the start of the next year.

Sound Revolution has already paid CD Baby $10,000 for initial delivery of 100,000 songs (at $0.10 per song). Sound Revolution will need to pay an additional $90,000 for delivery of the remaining 900,000 songs. Sound Revolution is also obligated to pay royalties to CD Baby according to a percentage of the retail price Sound Revolution charges to its customers or the wholesale price set out by CD Baby, whichever amount is greater.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibit is included as part of this report:

10.1

Wholesale Digital Download and Master Tone Agreement between Sound Revolution Inc. and CD Baby, Inc. dated September 21, 2006. Certain portions of the exhibit have been omitted based upon a Request for Confidential Treatment filed by Sound Revolution with the Securities and Exchange Commission. The omitted portions of the exhibit have been separately filed by Sound Revolution with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUND REVOLUTION INC.

Date: September 28, 2006	By:	/s/ Penny Green
Penny Green, Director, Chair of the Board,
Chief Financial Officer, Principal Accounting Officer